Supertex, Inc.	News Release
FOR IMMEDIATE RELEASE	Corporate Headquarters:
Dr. Henry C. Pao
President & CEO
408/222-8888

Supertex Updates Fiscal Fourth Quarter Guidance and Schedules Earnings Release and Conference Call

Sunnyvale, CA (April 18, 2012) - Supertex, Inc. (NASDAQ GS: SUPX) today announced that it expects net sales for the fourth fiscal quarter, ended March 31, 2012, to be in the range of $16,200,000 to $16,500,000. This represents a sequential increase of 15.2% to 17.3% from the third fiscal quarter sales of $14,066,000, and an approximately 16% increase over the previous flat sales guidance. Gross margin is expected to be 45% to 48%, higher than the third fiscal quarter gross margin of 38% and the prior guidance of the low 40% range, primarily due to higher than anticipated sales.

The Company plans to release its fiscal fourth quarter and 2012 year-end earnings on May 9, 2012, and to host a conference call at 2:30 p.m. PDT (5:30 p.m. EDT) on May 9, 2012, following the earnings release.  Dr. Henry C. Pao, President and Chief Executive Officer, and CFO, Phil Kagel will present an overview and analysis of the fiscal fourth quarter and year-end results, discuss current business conditions, and then respond to questions.

The call will be available live for any interested party by dialing 800-862-9098 (domestic) or 785-424-1051 (toll, international) 5 minutes before the scheduled start time. A recorded replay will be available shortly after the call as a downloadable .mp3 file at http://www.supertex.com/company_ir.html until 11:59 p.m. EDT, June 9, 2012.

Forward-Looking Statements:

The industry in which we compete is characterized by extreme rapid changes in technology and frequent new product introductions. We believe that our long-term growth will depend largely on our ability to continue to enhance existing products and to introduce new products and features that meet the continually changing requirements of our customers. All statements contained in this press release that are not historical facts are forward-looking statements. They are not guarantees of future performance or events. They are based upon current expectations, estimates, beliefs, and assumptions about the future, which may prove incorrect, and upon our goals and objectives, which may change. Often such statements can be identified by the use of the words such as "will," "intends," "expects," "plans," "believes," "anticipates" and "estimates." Forward looking statements in this release include our expected fourth quarter revenues and gross margin.

These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They are not guarantees of future performance or events but rather involve a number of risks and uncertainties including, but not limited to, whether our shipments meet revenue recognition requirements, distributor product resale and OEM hub inventory draw-down are as we anticipate for the quarter, our not discovering any unexpected manufacturing expenses, reserve account changes, or inventory write-downs as we close the books for the quarter, and our auditors confirming our accounting treatment of various matters, as well as other risk factors detailed in our Form 8-K, 10-K, and 10-Q filings with the Securities and Exchange Commission. Due to these and other risks, our future actual results could differ materially from those discussed above. We undertake no obligation to publicly release updates or revisions to these statements that speak only as of this date.

About Supertex

Supertex, Inc. is a publicly held mixed signal semiconductor manufacturer, focused in high voltage products for use in the medical ultrasound imaging, LCD TV backlighting, LED general lighting, telecommunications, printer, flat panel display, industrial and consumer product industries. Supertex product, corporate and financial information is readily available at our website: http://www.supertex.com.

For further information, contact Investor Relations at Supertex, Inc., 1235 Bordeaux Drive, Sunnyvale, California 94089, 408-222-8888 or visit our website at http://www.supertex.com.